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                                                                    EXHIBIT 99.1


                       [Foot Locker, Inc. LOGO]


                                    N E W S  R E L E A S E

                                            CONTACT:   Peter D. Brown
                                                       Vice President, Treasurer
                                                       and  Investor Relations
                                                       Foot Locker, Inc.
                                                       (212) 720-4254

               FOOT LOCKER, INC. FILES ITS 2002 FORM 10-K WITH SEC

NEW YORK, NY, May 19, 2003 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today filed its 2002 Form 10-K with the SEC. As the Company previously announced, on May 2, 2003, Foot Locker, Inc. filed for an extension with the SEC due to ongoing technical discussions between the Company, its independent outside auditors and the SEC regarding the classification of its results related to the Company's former Northern Group operation. These discussions were completed shortly thereafter and the Company filed its 2002 Form 10-K within the 15-day extension period.

On January 23, 2001, the Company announced that it was exiting its 694-store Northern Group segment and, as a result, accounted for that business as a discontinued operation. Also, as a result of that decision, the Company recorded an after-tax charge to discontinued operations in 2000 for the loss on disposal of this segment. On September 12, 2001, the Company completed the stock transfer of the 370 Northern Group stores in Canada, in exchange for a Note. Additional after-tax charges were recorded within discontinued operations during 2001 and 2002, reflecting subsequent events surrounding the disposition of this business, including the write-down of the net assets of Northern Group Canada to zero.

During the fourth quarter of 2002, the Company and the purchaser of the Northern Group agreed to revise the terms of their transaction. Subsequent to year-end, Foot Locker received CAD$5.2 million cash consideration in partial prepayment of the Note and accrued interest, and agreed to reduce the face value of the Note to CAD$17.5 million. As a result of the agreement and certain other factors, the Company believes that in the fourth quarter of 2002 it had divested its Northern Group business for accounting purposes and it therefore reflected it as such in its 2002 Form 10-K. The Company recorded the estimated fair value of the Note, which resulted in a non-cash gain of $10 million in discontinued operations in the fourth quarter of 2002. As further detailed in its 2002 Form 10-K, the Company did not amend any of its prior filings.

Foot Locker, Inc. is a specialty athletic retailer that operates approximately 3,600 athletic retail stores in 14 countries in North America, Europe and Australia. Through its Foot Locker, Lady Foot Locker, Kids Foot Locker and Champs Sports retail stores, as well as its direct-to-customer channel Footlocker.com/Eastbay, the Company is the leading provider of athletic footwear and apparel.


                 Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, and the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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        Foot Locker, Inc., 112 West 34th Street, New York, New York 10120